                              Attachment to Form 4

     Pursuant to Instruction 5(b)(v) of the General Instructions to Form 4, this
Form 4 is also being filed on behalf of the Reporting Persons set forth below.
All of the information set forth in the Attached Form 4 for Jonathan S. Lavine is the same for the Reporting Persons set forth below unless otherwise noted.

                       TABLE I: Non-Derivative Securities

                                                                   Amount of
                                                                  Securities         Ownership     Nature of
                                               Securities     Beneficially Owned       Form:       Indirect
                                             Disposed of (D)   Following Reported  Direct (D) or  Beneficial
Name and Address of Reporting Person             Amount         Transaction(s)      Indirect (I)   Ownership
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BCM Capital Partners, L.P.                        9,597             496,118              D
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Sankaty High Yield Partners II, L.P.              3,232             167,025              D
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Sankaty High Yield Partners III, L.P.             3,232             167,025              D
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Sankaty Credit Opportunities, L.P.                3,232             167,025              D
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Bain Capital V Mezzanine Partners, L.P.           9,597             496,118              I            (1)
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Sankaty High Yield Asset Investors II, LLC        3,232             167,025              I            (2)
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Sankaty High Yield Asset Investors III, LLC       3,232             167,025              I            (3)
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Sankaty Credit Opportunities Investors, LLC       3,232             167,025              I            (4)
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Sankaty Investors, LLC                            9,597             496,118              I            (1)
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Sankaty Investors II, LLC                         3,232             167,025              I            (2)
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Sankaty Investors III, LLC                        3,232             167,025              I            (3)
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Sankaty Credit Member, LLC                        3,232             167,025              I            (4)
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Bain Capital Fund IV, L.P.                       204,525          10,572,286             I            (5)
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Information Partners                              7,200             372,189              I            (5)
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BCIP Associates                                  11,857             612,887              I            (5)
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BCIP Trust Associates, L.P.                       7,040             363,939              I            (5)
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Bain Capital Partners V, L.P.                    142,306           7,356,133             I            (5)
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BCIP Trust Associates II                           73                3,768               I            (5)
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BCIP Trust Associates II-B                         23                1,189               I            (5)

(1)  Jonathan S. Lavine, as the sole managing member of Sankaty Investors, LLC
     ("SI"), SI, as the sole general partner of Bain Capital V Mezzanine
     Partners, L.P. ("BCMP"), and BCMP, as the sole general partner of BCM
     Capital Partners, L.P. ("BCM") may each be deemed to share voting and dispositive power with respect to the 496,118 shares held by BCM. Mr.
     Lavine, SI and BCMP disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(2)  Jonathan S. Lavine, as the sole managing member of Sankaty Investors II,
     LLC ("SI II"), SI II, as the sole managing member of Sankaty High Yield
     Asset Investors II, LLC ("SAI II") and SAI II, as the sole general partner of Sankaty High Yield Partners II, L.P. ("SP II") may each be deemed to share voting and dispositive power with respect to the 167,025 shares held by SP II. Mr. Lavine, SI II and SAI II disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(3)  Jonathan S. Lavine, as the sole managing member of Sankaty Investors III,
     LLC ("SI III"), SI III, as the sole managing member of Sankaty High Yield
     Asset Investors III, LLC ("SAI III"), and SAI III, as the sole general partner of Sankaty High Yield Partners III, L.P. ("SP III") may each be deemed to share voting and dispositive power with respect to the 167,025 shares held by SP III. Mr. Lavine, SI III and SAI III disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(4)  Jonathan S. Lavine, as the sole managing member of Sankaty Credit Member,
     LLC ("SC Member"), SC Member, as the sole managing member of Sankaty Credit
     Opportunities Investors, LLC ("SCO Investors"), and SCO Investors, as the
     sole general partner of Sankaty Credit Opportunities, L.P. ("SCO") may each be deemed to share voting and dispositive power with respect to the 167,025 shares held by SCO. Mr. Lavine, SC Member and SCO Investors disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
(5)  Jonathan S. Lavine is a member of Bain Capital Investors, LLC ("BCI") which is (i) the general partner of Bain Capital Partners V, L.P. ("BCP V") and
     Bain Capital Partners IV, L.P. ("BCP IV"), which is in turn the sole general partner of Bain Capital Fund IV, L.P. ("Fund IV") and the managing partner of Information Partners ("IP"), (ii) the sole member of the management committee of BCIP Associates ("BCIP") and BCIP Trust Associates,
     L.P. ("BCIPTA") and (iii) the managing partner of each of BCIP Trust
     Associates II ("BCIPTA II") and BCIP Trust Associates II-B ("BCIPTA II-B").
     Additionally, he and/or entities affiliated with him are partners of BCIP,
     BCIPTA and BCIPTA II. Accordingly, he, BCI and BC IV may be deemed to share voting and dispositive power with respect to the shares held by Fund IV,
     BCP V, IP, BCIP, BCIPTA, BCIPTA II and BCIPTA II-B. Mr. Lavine, BCP IV, and
     BCI disclaim beneficial ownership of all such shares except to the extent of their pecuniary interest therein.
(6)  BCM, SP II, SP III, and SCO are parties to a Stock Transfer Agreement dated as of March 23, 2003 and a Stockholder Selling Agreement dated as of August
     2, 2004 and consequently may be considered to acting as a group with the other persons and entities party thereto. The Reporting Person disclaim beneficial ownership of all such shares held by such parties and make this filing on behalf of themselves only.

     Signature of Reporting Persons:

     SANKATY INVESTORS, LLC, for itself, on behalf of itself in its capacity as general partner of Bain Capital V Mezzanine Partners, L.P., and on behalf of Bain Capital V Mezzanine Partners, L.P. in its capacity as general partner of BCM Capital Partners, L.P.

     SANKATY INVESTORS II, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty High Yield Asset Investors II, LLC, and on behalf of Sankaty High Yield Asset Investors II, LLC in its capacity as general partner of Sankaty High Yield Partners II, L.P.

     SANKATY INVESTORS III, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty High Yield Asset Investors III, LLC, and on
     behalf of Sankaty High Yield Asset Investors III, LLC in its capacity as general partner of Sankaty High Yield Partners III, L.P.

     SANKATY CREDIT MEMBER, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty Credit Opportunities Investors, LLC, and on
     behalf of Sankaty Credit Opportunities Investors, LLC in its capacity as general partner of Sankaty Credit Opportunities, L.P.

     /s/ Jonathan S. Lavine
     -------------------------
     Name:  Jonathan S. Lavine
     Title: Managing Director

     /s/ Jonathan S. Lavine
     -------------------------
     Jonathan S. Lavine